UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Silexion Therapeutics Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 16, 2026, Silexion Therapeutics Corp issued the following announcement:

SILEXION ANNOUNCES ADJOURNMENT OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO MARCH 23, 2026

Grand Cayman, Cayman Islands, March 16, 2026 - Silexion Therapeutics Corp (Nasdaq: SLXN) (“Silexion” or the “Company”) announced today that the extraordinary general meeting of the Company (the “Extraordinary Meeting”), scheduled to be held at 9:00 a.m. Eastern Time/3:00 p.m. local (Israel) time on March 16, 2026, was convened and then adjourned for one week without conducting any business, and will reconvene at 9:00 a.m. Eastern Time/3:00 p.m. local (Israel) time on March 23, 2026 at the offices of the Company’s external legal counsel, Meitar Law Offices, 16 Abba Hillel Road, 10th floor, Ramat Gan, Israel 5250608. The Extraordinary Meeting may also be attended (and questions may be submitted, but shareholders may not speak or vote by attending in that way) via live webcast at https://www.cstproxy.com/silexion/egm2026, or by calling 1-800-450-7155 (toll-free, within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada- standard rates apply), conference ID 1527068#.

The Extraordinary Meeting is being held for the purpose of presenting two proposals for approval:

Proposal 1 - Authorized Share Capital Increase Proposal: An increase to the authorized share capital of the Company by 50,000,000 ordinary shares, from US$121,500 divided into 9,000,000 ordinary shares of a par value of US$0.0135 each (which is our current authorized share capital), to US$796,500 divided into 59,000,000 ordinary shares of a par value of US$0.0135 each (the “Authorized Share Capital Increase Proposal”).

Proposal 2 - Equity Incentive Plan Evergreen Increase Proposal:  An amendment to the Silexion Therapeutics Corp 2024 Equity Incentive Plan (the “2024 Plan”), effective as of January 1, 2026, to increase the number of ordinary shares added annually on January 1st under the “evergreen” provision of Section 5(b)(i) of the 2024 Plan from (i) 5% of the Company’s issued and outstanding ordinary shares, to (ii) such number of ordinary shares as yields a pool of ordinary shares reserved under all equity incentive plans of the Company that constitutes, in the aggregate, 10% of the issued and outstanding ordinary shares on a fully diluted basis (the “Evergreen Increase Proposal”).

Each of the above proposals is described in the notice and definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 23, 2026 (collectively, the “Definitive Proxy Statement”).

The Authorized Share Capital Increase Proposal is intended to enable Silexion to maintain compliance with Nasdaq Listing Rule 5550(b)(1), which requires that Silexion have at least $2.5 million of shareholders’ equity under the Equity Standard of the Nasdaq Capital Market, on which its ordinary shares and warrants are listed. Sielxion’s issuance of equity securities in value-enhancing transactions, whether extraordinary or ordinary-course, will serve as the primary means by which it can effectively achieve that goal, and for that, it will need additional authorized share capital. Silexion also requires the increased share capital for the basic financing needs of its operations and potential business development transactions, in keeping with its goal of creating substantive value for its shareholders. As Silexion navigates the upcoming critical period in the pre-clinical and clinical development of its innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, it will need both sufficient funding and transactional flexibility for that development process. An enhanced authorized share capital will provide it with that requisite flexibility.

The Evergreen Increase Proposal is aimed at ensuring that Silexion has a sufficient number of ordinary shares available on an ongoing basis to provide equity incentives to employees, officers and directors in amounts determined appropriate by Silexion’s compensation committee, board of directors and management. Silexion’s issued and outstanding share capital is dynamic, given the large number of financing and other transactions that the Company needs to effect relatively frequently to meet its basic operating needs. That, in turn, mandates that at the start of each year, Silexion has a sufficiently large increase to the reserve under the 2024 Plan via the “evergreen” mechanism to enable it to adequately incentivize employees, officers and directors in a customary manner that takes into account the expected increase in issued and outstanding share capital in that upcoming year. The proposed “evergreen” increase would furthermore conform with the customary limit on dilution to shareholders from equity incentive compensation that is supported by institutional shareholder groups.

The record date for the Extraordinary Meeting remains the close of business on February 23, 2026. Shareholders who have not submitted their proxy for the Extraordinary Meeting, or who wish to change their proxy, are urged to do so promptly. Shareholders who have previously submitted their proxy and do not wish to change their proxy need not take any action. If you are a shareholder and have questions or need assistance voting your shares, please contact Laurel Hill Advisory Group, our proxy solicitor, toll-free at (888) 742-1305 (from the United States and Canada) or (516) 933-3100 (from other locations). Banks and brokers may call (516) 933-3100.

Further information related to attendance, voting and the proposals to be considered at the reconvened Extraordinary Meeting is provided in the Definitive Proxy Statement, as supplemented by the supplemental information provided by the Company in this announcement, which is being filed with the U.S. Secrities and Exchange Commission under cover of Schedule 14A on March 16, 2026 (this “Proxy Supplement”).

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The Company’s first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The Company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, listing on Nasdaq, compliance with Nasdaq Listing Rules, and prospective capital raising activities, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them, or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied by those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (ii) the impact of the regulatory environment and compliance complexities; (iii) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (iv) Silexion’s ability to maintain its Nasdaq listing and maintain compliance with all Nasdaq Listing Rules; and (v) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the Company, including the Company's Annual Reports on Form 10-K for the years ended December 31, 2024 and December 31, 2025, filed (and to be filed) with the SEC on March 18, 2025 and March 17, 2026 (the “2024 Annual Report” and “2025 Annual Report”, respectively). Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement, as updated by this Proxy Supplement, as well as the 2024 Annual Report and 2025 Annual Report, because they contain important information about the Extraordinary Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, this Proxy Supplement, the 2024 Annual Report and 2025 Annual Report, and other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Mirit Horenshtein Hadar, the Company’s Chief Financial Officer and Secretary, by calling +972-3-756-4986, or by emailing mirit@silexion.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposal to be considered and voted on at the Extraordinary Meeting. Information concerning the interests (if any) of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Company Contact
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets and IR Contact
ARX Capital Markets
North American Equities Desk
silexion@arxadvisory.com

Proxy Solicitor
Laurel Hill Advisory Group
2 Robbins Lane, Suite 201
Jericho, New York 11753
Banks and Brokers Call (516) 933-3100
All Others Call Toll-Free (888) 742-1305